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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 5 to Registration Statement No. 333-189838 of our report dated May 8, 2013, relating to the consolidated financial statements of OCI Wyoming Holding Co. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
September 10, 2013

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  Exhibit 23.2